Exhibit 99.4

INTERCREDITOR AGREEMENT
dated as of August 8, 2008,
among
QUICKSILVER RESOURCES INC.,
as the Borrower,
ITS SUBSIDIARIES PARTY HERETO,
JPMORGAN CHASE BANK, N.A.,
as the First Lien Collateral Agent
and
CREDIT SUISSE,
as the Second Lien Collateral Agent

[CS&M Ref No. 05865-651]

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01. Defined Terms	2
SECTION 1.02. Terms Generally	10
SECTION 1.03. Concerning Certain Secured Parties	11

ARTICLE II

Lien Priorities

SECTION 2.01. Relative Priorities	12
SECTION 2.02. Prohibition on Contesting Liens	12
SECTION 2.03. No New Liens	12
SECTION 2.04. Cooperation; Similar Liens and Agreements	13

ARTICLE III

Enforcement of Rights; Matters Relating to Collateral

SECTION 3.01. Exercise of Rights and Remedies	14
SECTION 3.02. No Interference	16
SECTION 3.03. Rights as Unsecured Creditors	18
SECTION 3.04. Automatic Release of Second Priority Liens	18
SECTION 3.05. Insurance and Condemnation Awards	19

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds	19
SECTION 4.02. Payment Over	20
SECTION 4.03. Certain Agreements with Respect to Unenforceable Liens	20

ARTICLE V

Bailment for Perfection of Certain Security Interests

ARTICLE VI

Insolvency or Liquidation Proceedings

i

ii

Page
SECTION 10.11. Headings	35
SECTION 10.12. Counterparts	35
SECTION 10.13. Provisions Solely to Define Relative Rights	35
SECTION 10.14. Additional US Grantors	35

iii

     INTERCREDITOR AGREEMENT dated as of August 8, 2008, among QUICKSILVER RESOURCES INC., a Delaware corporation (the “Borrower”), the SUBSIDIARIES of the Borrower whose signatures appear below or who in the future become parties hereto as provided in Section 10.14, JPMORGAN CHASE BANK, N.A., in its capacity as global administrative agent for the First Lien Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “First Lien Collateral Agent”), and CREDIT SUISSE, Cayman Islands branch, in its capacity as administrative agent for the Term Lenders and as collateral agent for the Second Lien Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Second Lien Collateral Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.
               On the date hereof, the Borrower, the Term Lenders and Credit Suisse, Cayman Islands branch, as administrative agent, are entering into the Term Credit Agreement. Prior to the date hereof, the Borrower, Quicksilver Canada, the First Lien Consenting Lenders, the First Lien Global Administrative Agent and the First Lien Canadian Administrative Agent entered into the First Lien Fifth Amendment, which shall become effective on the date hereof.
               The First Lien Fifth Amendment provides that the Second Priority Liens may be granted to the Second Lien Collateral Agent only if such Liens are subject to the terms of an intercreditor agreement in the form of this Agreement.
               The Existing Senior Notes Indenture provides that the US Grantors may not create, incur or suffer to exist Liens on the Collateral created under the Term Security Documents unless such Liens are “Permitted Liens” under and as defined in the Existing Senior Notes Indenture or, contemporaneously with the incurrence of such Liens, effective provision is made to secure the Existing Senior Notes Obligations equally and ratably with the indebtedness secured by such Liens for so long as such indebtedness is so secured.
               The Term Security Documents create, in favor of the Second Lien Collateral Agent, for the benefit of the Term Secured Parties and the Existing Senior Notes Secured Parties, Liens on the Second Lien Collateral described therein as security for the indefeasible payment in full in cash and performance of the Term Obligations and the Existing Senior Notes Obligations.
               In consideration of the foregoing and the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions
               SECTION 1.01. Defined Terms. As used in the Agreement, the following terms shall have the meanings specified below:
               “Affiliate” of any person shall mean any person directly or indirectly Controlled by, Controlling or under common Control with such first Person. For purposes of this definition, the term “Control” shall means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise, but not solely by being an officer or director of such person, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
               “Agreement” shall mean this Intercreditor Agreement.
               “Amend” shall mean, in respect of any agreement, to amend, restate, supplement, waive or otherwise modify such agreement, in whole or in part. The terms “Amended” and “Amendment” shall have correlative meanings.
               “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.
               “Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.
               “Borrower” shall have the meaning assigned to such term in the preamble.
               “Business Day” shall mean any day that is not a Saturday, Sunday or a United States federal holiday or any other day on which commercial banks in New York City are authorized or required by law to remain closed.
               “Canadian Borrower” shall mean Quicksilver Resources Canada Inc., an Alberta, Canada corporation.
               “Cash Collateral” shall have the meaning assigned to such term in Section 6.01(a)(i).
               “Collateral” shall mean, collectively, the First Lien US Collateral and the Second Lien Collateral.
               “Collateral Agents” shall mean the First Lien Collateral Agent and the Second Lien Collateral Agent.
               “Comparable Second Lien Security Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Security Document, the

Second Lien Security Document that creates a Lien on the same Collateral, granted by the same US Grantor.
               “DIP Financing” shall have the meaning assigned to such term in Section 6.01(a)(ii).
               “DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a)(ii).
               “Discharge of First Lien Obligations” shall mean, subject to Sections 7.02 and 7.04, (a) payment in full in cash of the principal of and interest on (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding), and premium, if any, on, all Indebtedness outstanding under the First Lien Loan Documents, (b) payment in full of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements satisfactory to the First Lien Global Administrative Agent and each applicable issuing bank with respect to all letters of credit issued and outstanding under the First Lien Credit Agreements (any such arrangement in the form of cash collateralization to be in an amount not greater than 105% of the aggregate undrawn face amount of such letters of credit), (d) cancellation of or the entry into arrangements satisfactory to the First Lien Global Administrative Agent and each applicable hedging counterparty with respect to all obligations under Hedging Agreements that constitute First Lien Obligations and (e) termination or expiration of all commitments to lend under the First Lien Credit Agreements.
               “Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.
               “Domestic Subsidiary” shall mean any Subsidiary other than a Foreign Subsidiary.
               “Equity Interests” shall mean, with respect to any person, shares of the capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in such person, or any warrants, options or other rights to acquire any of the foregoing.
               “Exercise of a Buy-Out Right” shall have the meaning assigned to such term in Section 3.01(d).
               “Existing Senior Notes” shall mean the 8 1/4% Senior Notes due 2015 of the Borrower issued under the Existing Senior Notes Indenture.
               “Existing Senior Notes Fifth Supplemental Indenture” shall mean the Fifth Supplemental Indenture dated as of June 27, 2008, by and among the Borrower, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

               “Existing Senior Notes Indenture” shall mean the Indenture dated as of December 22, 2005, between the Borrower and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, National Association), as trustee, as supplemented by the Existing Senior Notes Fifth Supplemental Indenture and the Existing Senior Notes Sixth Supplemental Indenture.
               “Existing Senior Notes Obligations” means Indebtedness (as defined in the Existing Senior Notes Indenture as in effect on the date hereof) due with respect to (a) the Existing Senior Notes and (b) the Subsidiary Guarantee (as defined in the Existing Senior Notes Indenture as in effect on the date hereof) of any US Grantor.
               “Existing Senior Notes Secured Parties” shall mean “Holders”, as defined in the Existing Senior Notes Indenture.
               “Existing Senior Notes Sixth Supplemental Indenture” shall mean the Sixth Supplemental Indenture dated as of July 10, 2008, by and among the Borrower, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.
               “First Lien Canadian Administrative Agent” shall mean JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as the Canadian administrative agent under the First Lien Canadian Credit Agreement, together with its successors and assigns in such capacity.
               “First Lien Canadian Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of February 9, 2007, among the Canadian Borrower, the lenders party thereto, BNP Paribas and Bank of America, N.A., as co-global syndication agents, Fortis Capital Corp., The Bank of Nova Scotia and Deutsche Bank Trust Company Americas, as co-global documentation agents, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, and JPMorgan Chase Bank, N.A., as global administrative agent.
               “First Lien Canadian Lenders” shall mean, at any time, persons that are at such time “Lenders” under and as defined in the First Lien Canadian Credit Agreement.
               “First Lien Collateral Agent” shall have the meaning assigned to such term in the preamble.
               “First Lien Consenting Lenders” shall mean, collectively, (a) each First Lien Lender that is a party to the First Lien Fifth Amendment and (b) each person that becomes a First Lien Lender (including pursuant to the provisions of Section 7.02) after the date of the First Lien Fifth Amendment (other than any such person that (i) is (A) a Lender Affiliate (as defined in the First Lien US Credit Agreement as of the date hereof) of a First Lien Non-Consenting Lender or (B) an Approved Fund (as defined in the First Lien US Credit Agreement as of the date hereof) that is administered or managed by a

First Lien Non-Consenting Lender, a Lender Affiliate of a First Lien Non-Consenting Lender or a person or Affiliate of a person that administers or manages a First Lien Non-Consenting Lender and (ii) becomes a First Lien Lender as an assignee of a First Lien Non-Consenting Lender), together with their respective successors and assigns.
               “First Lien Credit Agreements” shall mean the First Lien US Credit Agreement and the First Lien Canadian Credit Agreement.
               “First Lien Fifth Amendment” shall mean the Fifth Amendment to Combined Credit Agreements, dated as of August 4, 2008, among the Borrower, Quicksilver Canada, the First Lien Lenders party thereto, the First Lien Global Administrative Agent and the First Lien Canadian Administrative Agent.
               “First Lien Global Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as the global administrative agent under the First Lien Credit Agreements, together with its successors and assigns in such capacity.
               “First Lien Global Borrowing Base” shall mean “Global Borrowing Base”, as defined in the First Lien Credit Agreements (or, in respect of any New First Lien Loan Documents, a term connoting a meaning substantially similar to that connoted by the term “Global Borrowing Base” under the First Lien Credit Agreements as of the date hereof).
               “First Lien Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement dated as of February 9, 2007, among the First Lien Lenders, the First Lien Global Administrative Agent, the First Lien Canadian Administrative Agent and certain other persons party thereto.
               “First Lien Lenders” shall mean (a) the First Lien US Lenders and (b) the First Lien Canadian Lenders.
               “First Lien Loan Documents” shall mean the “Loan Documents”, as defined in any First Lien Credit Agreement.
               “First Lien Obligations” shall mean the “Combined Obligations”, as defined in the First Lien US Credit Agreement.
               “First Lien Non-Consenting Lender” shall mean (a) for purposes of the definition of the term “First Lien Consenting Lender”, each person that is a First Lien Lender as of the date of the First Lien Fifth Amendment but is not a party to the First Lien Fifth Amendment, and (b) for all other purposes of this Agreement, each First Lien Lender that is not a First Lien Consenting Lender.
               “First Lien Required Lenders” shall mean the “Majority Lenders”, as defined in the First Lien US Credit Agreement as of the date hereof.

               “First Lien Secured Parties” shall mean (a) the First Lien Lenders, (b) the First Lien Global Administrative Agent, (c) the First Lien Canadian Administrative Agent, (d) the First Lien Collateral Agent, (e) each other person to whom any of the First Lien Obligations (including First Lien Obligations under Hedging Agreements and indemnification obligations) is owed and (f) the successors and assigns of each of the foregoing.
               “First Lien Security Documents” shall mean any and all agreements, documents or instruments now existing or entered into after the date hereof that grant a Lien on any assets of any US Grantor to secure any First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.
               “First Lien Subsidiary Guarantee” shall mean, in respect of any US Grantor, the Guarantee by such US Grantor of the First Lien Obligations pursuant to the First Lien Loan Documents.
               “First Lien US Collateral” shall mean any assets of any US Grantor that constitute “Collateral” or “Mortgaged Property” as defined in the First Lien Security Documents, and any other assets of any US Grantor now or at any time hereafter subject to a Lien securing any First Lien Obligation.
               “First Lien US Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of February 9, 2007, among the Borrower, the lenders party thereto, BNP Paribas and Bank of America, N.A., as co-global syndication agents, Fortis Capital Corp., The Bank of Nova Scotia and Deutsche Bank Trust Company Americas, as co-global documentation agents, and JPMorgan Chase Bank, N.A., as global administrative agent.
               “First Lien US Lenders” shall mean, at any time, persons that are at such time “Lenders” under and as defined in the First Lien US Credit Agreement.
               “First Priority Liens” shall mean all Liens on the Collateral securing the First Lien Obligations, whether created under the First Lien Security Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation, pursuant to the terms of this Agreement or otherwise.
               “Foreign Subsidiary” shall mean any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
               “GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.
               “Governmental Authority” shall mean the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
               “Guarantee” shall mean “Guarantee”, as defined in the First Lien US Credit Agreement as of the date hereof.
               “Hedging Agreement” shall mean any agreement, instrument, arrangement or schedule or supplement thereto evidencing any Hedging Transaction.
               “Hedging Transaction” shall mean any financial derivative transaction, including any commodity, interest rate, currency or other derivative, swap, option, collar, futures contract or other contract pursuant to which a person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions.
               “Indebtedness” shall mean “Indebtedness”, as defined in the First Lien US Credit Agreement as of the date hereof.
               “Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any US Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any US Grantor or for a substantial part of the property or assets of any US Grantor, (c) any voluntary or involuntary winding-up or liquidation of any US Grantor or (d) any general assignment for the benefit of creditors by any US Grantor.
               “Lien” shall mean, with respect to any asset, any lien, charge or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment, bailment or margin account for security purposes.
               “Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.
               “New First Lien Collateral Agent” shall have the meaning assigned to such term in Section 7.02.
               “New First Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02.
               “New First Lien Obligations” shall have the meaning assigned to such term in Section 7.02.
               “Obligations” shall mean the First Lien Obligations and the Second Lien Obligations.

               “person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
               “Quicksilver Canada” shall mean Quicksilver Resources Canada Inc., an Alberta, Canada corporation.
               “Pledged or Controlled Collateral” shall have the meaning assigned to such term in Article V.
               “Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
               “Refinancing Notice” shall have the meaning assigned to such term in Section 7.02.
               “Release” shall have the meaning assigned to such term in Section 3.04(a).
               “Second Lien Collateral” shall mean any assets of any US Grantor that constitute “Collateral” or “Mortgaged Property” as defined in the Second Lien Security Documents, and any other assets of any US Grantor now or at any time hereafter subject to a Lien securing any Term Obligations.
               “Second Lien Collateral Agent” shall have the meaning assigned to such term in the preamble.
               “Second Lien Loan Documents” shall mean the Term Loan Documents and the Existing Senior Notes Indenture.
               “Second Lien Obligations” shall mean the Term Obligations and the Existing Senior Notes Obligations.
               “Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).
               “Second Lien Secured Parties” shall mean the Term Secured Parties and the Existing Senior Notes Secured Parties.
               “Second Lien Security Documents” shall mean (a) the Term Security Documents and (b) any and all agreements, documents or instruments now existing or entered into after the date hereof that grant in favor of the Second Lien Collateral Agent, for the benefit of the Second Lien Secured Parties, or directly in favor of any Term Secured Party, a Lien on any assets of any US Grantor to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

               “Second Priority Liens” shall mean (a) all Liens on the Collateral securing the Second Lien Obligations created under the Second Lien Security Documents and (b) all other Liens on the Collateral securing the Term Obligations, whether acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.
               “Security Documents” shall mean the First Lien Security Documents and the Second Lien Security Documents.
               “Standstill Period” shall have the meaning assigned to such term in Section 3.02(a).
               “Subsidiary” shall mean, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership (limited or general), association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.
               “Term Administrative Agent” shall mean Credit Suisse, Cayman Islands branch, in its capacity as the administrative agent under the Term Credit Agreement, together with its successors and assigns in such capacity.
               “Term Credit Agreement” shall mean the Credit Agreement dated as of August 8, 2008, among the Borrower, the lenders party thereto and Credit Suisse, Cayman Islands branch, as administrative agent.
               “Term Lenders” shall mean, at any time, persons that are at such time “Lenders” under and as defined in the Term Credit Agreement.
               “Term Loan Documents” shall mean the “Loan Documents”, as defined in the Term Credit Agreement.
               “Term Obligations” shall mean “Obligations”, as defined in the Term Credit Agreement.
               “Term Required Lenders” shall mean the “Required Lenders”, as defined in the Term Credit Agreement as of the date hereof.
               “Term Secured Parties” shall mean (a) the Term Lenders, (b) the Term Administrative Agent, (c) the Second Lien Collateral Agent, (d) each other person to whom any of the Term Obligations (including indemnification obligations) is owed and (e) the successors and assigns of each of the foregoing.
               “Term Security Documents” shall mean any and all agreements, documents or instruments now existing or entered into after the date hereof that grant a

Lien on any assets of any US Grantor to secure any Term Obligations or under which rights or remedies with respect to any such Lien are governed.
               “Term Subsidiary Guarantee” shall mean, in respect of any US Grantor, the Guarantee by such US Grantor of the Term Obligations pursuant to the Term Loan Documents.
               “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
               “US Grantors” means, at any time, the Borrower and each Domestic Subsidiary that, at such time, (a) pursuant to any First Lien Security Document has granted a Lien to secure any First Lien Obligations and (b) pursuant to any Second Lien Security Document has granted a Lien to secure any Second Lien Obligations; provided, however, that solely for purposes of Section 2.03, a Domestic Subsidiary shall be deemed to be a “US Grantor” so long as it satisfies either clause (a) or (b) above (even if it does not satisfy both clauses (a) and (b) above) so long as such Domestic Subsidiary is required pursuant to the terms of the First Lien Loan Documents and the Term Loan Documents to grant a Lien on assets owned by it to secure the First Lien Obligations and the Term Obligations, respectively.
               SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time Amended (subject to any restrictions on such Amendments set forth herein), (b) any definition of or reference to any statute, regulation or other law herein shall be construed (i) as referring to such statute, regulation or other law as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, regulations or other laws) and (ii) to include all official rulings and interpretations thereunder, (c) any reference herein to any person shall be construed to include such person’s successors and assigns and (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

               SECTION 1.03. Concerning Certain Secured Parties. (a) Notwithstanding any other provision hereof, each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the First Lien Collateral Agent shall not be binding on any First Lien Lender that is not also a First Lien
Consenting Lender, except to the extent such acknowledgement, agreement, consent or waiver is permitted to be made by the First Lien Collateral Agent on behalf of such First Lien Lender under the terms of the First Lien Loan Documents as in effect on the date hereof (and without giving effect to the First Lien Fifth Amendment). The First Lien Collateral Agent agrees, on behalf of each First Lien Consenting Lender, that such First Lien Consenting Lender will not consent to, and will exercise its voting and other consensual rights under the First Lien Credit Agreements and the other First Lien Loan Documents in opposition to, any action that would be inconsistent with any acknowledgement, agreement, consent or waiver made by the First Lien Collateral Agent in this Agreement.
               (b) Notwithstanding any other provision hereof, each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement purported to be made by or on behalf of the Existing Senior Notes Secured Parties, including any such acknowledgement, agreement, consent or waiver limiting any of the rights or remedies of the Existing Senior Notes Secured Parties, will apply to and be binding on the Existing Senior Notes Secured Parties only insofar as the rights and remedies that are the subject of such acknowledgments, agreements, consents and waivers are created by, or derive from the status of the Existing Senior Notes Secured Parties as secured parties under, the Second Lien Security Documents. Each acknowledgment, agreement, consent or waiver by the Second Lien Collateral Agent purported to be made on behalf of the Existing Senior Notes Secured Parties shall in all respects be subject to, and qualified by, the immediately preceding sentence.
               (c) Subject to paragraph (b) of this Section, each acknowledgement, agreement, consent and waiver in this Agreement made by the Second Lien Collateral Agent on behalf of the Existing Senior Notes Secured Parties is made in reliance on the authority expressed to be granted to the Second Lien Collateral Agent under the Second Lien Security Documents, including the provisions thereof to the effect that (i) the entitlement of each Existing Senior Notes Secured Party to the benefits of the Second Lien Security Documents and the Liens created thereby is expressly conditioned on such Existing Senior Notes Secured Party’s observance of the terms of this Agreement, and (ii) each Existing Senior Notes Secured Party will, by accepting the benefit of, or claiming any rights under, any Second Lien Security Documents or the Liens created thereby, be deemed to have accepted and consented to this Agreement and to each acknowledgement, agreement, consent and waiver made in this Agreement by the Second Lien Collateral Agent on its behalf.

ARTICLE II
Lien Priorities
               SECTION 2.01. Relative Priorities. (a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, and notwithstanding any provision of the UCC or any other applicable law, the provisions of any Security Document, any other First Lien Loan Document or any other Term Loan Document, or any other circumstance whatsoever, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Obligations has not occurred, (i) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and (ii) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens. The First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to the Second Priority Liens for all purposes, whether or not the First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Borrower, any other US Grantor or any other person.
               (b) The relative Lien priorities set forth in this Section are only with respect to the priority of the First Priority Liens and the Second Priority Liens, and shall not constitute a subordination of any Obligations to any other Obligations.
               SECTION 2.02. Prohibition on Contesting Liens. Each of the First Lien Collateral Agent, for itself and on behalf of the First Lien Consenting Lenders, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that neither it nor any such Secured Party will, and hereby waives any right to, contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any other First Lien Secured Party, or the Second Lien Collateral Agent or any other Second Lien Secured Party, to enforce this Agreement.
               SECTION 2.03. No New Liens. It is the intent of the parties hereto that, so long as the Discharge of First Lien Obligations has not occurred, none of the US Grantors should (a) grant or permit any additional Lien on any asset to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (b) grant or permit any additional Lien on any asset to secure any First Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Agreement, and no party hereto shall act or fail to act in a manner inconsistent with such intent. In furtherance of the foregoing and subject to the provisions of Section 6.01 with respect to collateral provided in connection with a

DIP Financing, each of the First Lien Collateral Agent and the Second Lien Collateral Agent agrees that, so long as the Discharge of the First Lien Obligations has not occurred, it shall not accept the grant of any Lien on any assets of the Borrower, any other US Grantor or any other Domestic Subsidiary to secure the First Lien Obligations or the Second Lien Obligations, as the case may be, unless the grantor thereof shall have represented to the First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be, that such assets are then subject, or concurrently with such grant shall become subject, to a Second Priority Lien or a First Priority Lien, as the case may be. If the Second Lien Collateral Agent or any other Term Secured Party shall (nonetheless and in breach hereof) acquire or hold any Second Priority Lien on any asset that is not also subject to a First Priority Lien, then such person shall, without the need for any further consent of any person and notwithstanding anything to the contrary in any Second Lien Security Document, be deemed to also hold and have held such Lien for the benefit of the First Lien Collateral Agent as security for the First Lien Obligations (subject to the relative Lien priorities set forth in Section 2.01 and other terms of this Agreement), shall promptly notify the First Lien Collateral Agent in writing of the existence of such Second Priority Lien and shall take such action as may be requested by the First Lien Collateral Agent to ensure that the First Lien Collateral Agent shall acquire a Lien on such asset as security for the First Lien Obligations (which may include an assignment of such Second Priority Lien in favor of the First Lien Collateral Agent). To the extent that the provisions of this Section are not complied with for any reason, without limiting any other right or remedy available to the First Lien Collateral Agent or the other First Lien Secured Parties, the Second Lien Collateral Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Second Priority Lien granted in contravention of this Section shall be subject to Section 4.02.
               SECTION 2.04. Cooperation; Similar Liens and Agreements. In furtherance of the agreements set forth herein, including in Section 2.03, the US Grantors, the First Lien Collateral Agent and the Second Lien Collateral Agent acknowledge and agree that it is their intention that the First Lien US Collateral and the Second Lien Collateral be identical, and further agree:
     (a) to cooperate in good faith (and to direct their counsel to cooperate in good faith) in order to determine, upon any reasonable request by the First Lien Collateral Agent or the Second Lien Collateral Agent, the specific assets included in the First Lien US Collateral or the Second Lien Collateral, the steps taken to perfect the First Priority Liens or the Second Priority Liens and the identity of the parties obligated under the First Lien Loan Documents or the Second Lien Loan Documents; and
     (b) that the documents, agreements and instruments creating or evidencing the Second Priority Liens shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the First Priority Liens, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the nature of the obligations secured thereby, the identity of the secured parties that are parties thereto or have the benefit thereof and other matters contemplated by this Agreement.
ARTICLE III
Enforcement of Rights; Matters Relating to Collateral
               SECTION 3.01. Exercise of Rights and Remedies. (a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Second Lien Secured Parties may file proofs of claim or statements of interest with respect to the Second Lien Obligations; (ii) the Second Lien Collateral Agent may take any action to create, perfect, preserve or protect the validity and enforceability of the Second Priority Liens (provided that no such action is, or could reasonably be expected to be, (A) adverse to the First Priority Liens or the rights of the First Lien Collateral Agent or any other First Lien Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of the Second Priority Liens provided in Section 3.04); (iii) the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral, or otherwise make any agreements or file any motions pertaining to the Second Lien Obligations, in each case, to the extent not inconsistent with the terms of this Agreement; (iv) the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors as provided in Section 3.03; (v) the Second Lien Secured Parties may vote on any plan of reorganization, make other filings and make any arguments and motions with respect to the Second Priority Liens that are, in each case, in accordance with the terms of this Agreement; (vi) the Second Lien Secured Parties may bid for or purchase Collateral for cash at any private or judicial foreclosure sale, in each case initiated by the First Lien Secured Parties; (vii) the Second Lien Secured Parties may hold a Lien on the Collateral pursuant to the Second Lien Security Documents for the period and to the extent granted therein; and (viii) subject to Section 3.02, the Second Lien Collateral Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period (the actions described in this proviso being referred to herein as the “Second Lien Permitted Actions”). Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Second Priority Liens on the Collateral shall be to receive, after the Discharge of First Lien Obligations has occurred and in accordance with this Agreement, the Second Lien Security Documents and applicable law, proceeds, if any, of the Collateral subject thereto.
               (b) In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and in accordance with this Agreement, the other First Lien Loan Documents and applicable law. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. The First Lien Collateral Agent agrees to provide prior written notice to the Second Lien Collateral Agent of its intention to foreclose upon or Dispose of any Collateral prior to the commencement of any actions to effect such foreclosure or Disposition (which notice shall be effective for all enforcement actions taken by the First Lien Collateral Agent after the date of such notice).
               (c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Term Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Loan Documents.
               (d) Notwithstanding anything herein to the contrary, following the acceleration of the Indebtedness then outstanding under the First Lien Credit Agreements, the Second Lien Secured Parties (or any of them) may, at their sole expense and effort, upon notice (any such notice being referred to as an “Exercise of a Buy-Out Right”) to the Borrower and the First Lien Collateral Agent (who shall promptly inform the First Lien Global Administrative Agent, the First Lien Canadian Administrative Agent and the First Lien Lenders thereof), request the First Lien Secured Parties to transfer and assign to such Second Lien Secured Parties, without warranty or representation or recourse, all (but not less than all) of the First Lien Obligations; provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction; and (ii) such Second Lien Secured Parties shall have offered to pay to the First Lien Collateral Agent, for the account of the First Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness, plus (A) all accrued and unpaid interest thereon, (B) all accrued and unpaid fees under the First Lien Credit Agreements and (C) all the other First Lien Obligations then outstanding (which shall include, with respect to (x) the aggregate face amount of the letters of credit outstanding under any First Lien Credit Agreement, an amount in cash equal to 105% thereof, and (y) Hedging Agreements that constitute First Lien

Obligations, 100% of the aggregate amount of such First Lien Obligations (calculated in accordance with the terms of such Hedging Agreements and giving effect to any netting arrangements) that the applicable US Grantor would be required to pay if such Hedging Agreements were terminated at such time). Following any Exercise of a Buy-Out Right by any Second Lien Secured Parties in accordance with the terms of this Section, if all (but not less than all) First Lien Non-Consenting Lenders agree to transfer and assign the First Lien Obligations held by them, then each First Lien Consenting Lender shall be obligated to transfer and assign the First Lien Obligations held by it to such Second Lien Secured Parties contemporaneously with the transfer and assignment of the First Lien Obligations held by the First Lien Non-Consenting Lenders, in each case subject to the receipt of payment therefor determined in accordance with the immediately preceding sentence. In order to effectuate the foregoing, the First Lien Collateral Agent shall calculate, upon the written request of the Second Lien Collateral Agent from time to time, the amount in cash that would be necessary so to purchase the First Lien Obligations.
               SECTION 3.02. No Interference. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Secured Parties:
          (a) except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Obligations has not occurred, (i) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Lien Collateral Agent or any other Term Secured Party is a party) or (ii) commence or join with any person (other than the First Lien Collateral Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that the Second Lien Collateral Agent may enforce or exercise any or all such rights and remedies, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 150 days has elapsed since the date on which the Second Lien Collateral Agent has delivered to the First Lien Collateral Agent written notice of an Event of Default (as defined in the Term Credit Agreement) under the Term Credit Agreement (the “Standstill Period”); provided further, however, that (A) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Collateral Agent or any other First Lien Secured Party shall have commenced, and shall be diligently and in good faith pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Collateral Agent by the First Lien Collateral Agent) and (B) after the expiration of the Standstill Period, so long as neither the First Lien Collateral Agent nor the other First Lien Secured Parties have commenced any action to enforce First Priority Liens on any material portion of the Collateral, in the event that and for so long as the Second Lien Collateral Agent has commenced any actions to enforce the Second Priority Liens with respect to any material portion of the Collateral to the extent permitted hereunder and is diligently and in good faith pursuing such actions, neither the First Lien Consenting Lenders nor the First Lien Collateral Agent shall take any action of a similar nature with respect to such Collateral; provided that all other provisions of this Intercreditor Agreement (including the turnover provisions of Article IV) are complied with;
          (b) subject to the rights of the Second Lien Secured Parties under clause (a) above, will not contest, protest or object to any foreclosure action or proceeding brought by the First Lien Collateral Agent or any other First Lien Secured Party, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the First Lien Loan Documents or otherwise, so long as the Second Priority Liens attach to the proceeds thereof, subject to the relative priorities set forth in Section 2.01;
          (c) subject to the rights of the Second Lien Secured Parties under clause (a) above, will not object to the forbearance by the First Lien Collateral Agent or any other First Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral;
          (d) except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Obligations has not occurred, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;
          (e) except for Second Lien Permitted Actions, will not take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;
          (f) except for Second Lien Permitted Actions, will not object to the manner in which the First Lien Collateral Agent or any other First Lien Secured Party may seek to enforce the First Priority Liens or collect the First Lien Obligations, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and
          (g) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation, First Priority Lien or First Lien Security Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.
               SECTION 3.03. Rights as Unsecured Creditors. Notwithstanding anything to the contrary set forth herein, the Second Lien Collateral Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable law, enforce rights and exercise remedies against the Borrower and any other US Grantor as unsecured creditors; provided that no such action is otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Loan Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Second Priority Lien (including any judgment Lien resulting from the exercise of remedies available to an unsecured creditor).
               SECTION 3.04. Automatic Release of Second Priority Liens. (a) If, in connection with (i) any Disposition of any Collateral permitted under the terms of both the First Lien Loan Documents and the Term Loan Documents or (ii) the enforcement or exercise of any rights or remedies with respect to any Collateral, including any Disposition of such Collateral, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, releases the First Priority Liens on such Collateral (in each case, a “Release”), other than any such Release granted in connection with the Discharge of First Lien Obligations, then (A) the Second Priority Liens on such Collateral shall be automatically, unconditionally and simultaneously released (provided, in each case, that the Second Priority Liens on such Collateral shall attach to the proceeds thereof, subject to the relative priorities set forth in Section 2.01) and (B) in the case of any such Disposition of all the Equity Interests of any US Grantor as a result of which such US Grantor ceases to be a Subsidiary, in the event the First Lien Subsidiary Guarantee of such US Grantor shall have been released in connection therewith, the Term Subsidiary Guarantee of such US Grantor shall be automatically, unconditionally and simultaneously released, and the Second Lien Collateral Agent shall, for itself and on behalf of the other applicable Second Lien Secured Parties, promptly execute and deliver to the First Lien Collateral Agent or the applicable US Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or the applicable US Grantor may reasonably request to effectively confirm such Release.
               (b) Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section and taking any action and executing any instrument that the First Lien Collateral Agent may in good faith deem necessary or advisable to accomplish the purposes of this Section (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest; provided that the First Lien Collateral Agent shall only exercise such rights upon the failure of the Second Lien Collateral Agent to take any action when required to do so.
               SECTION 3.05. Insurance and Condemnation Awards. So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the US Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of First Lien Obligations and subject to the rights of the US Grantors under the First Lien Loan Documents, be paid to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Obligations and subject to the rights of the US Grantors under the Term Loan Documents, be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the Second Lien Security Documents and (c) third, if no Second Lien Obligations are outstanding, be paid to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Collateral Agent in accordance with Section 4.02.
ARTICLE IV
Payments
               SECTION 4.01. Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof received by the First Lien Collateral Agent in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall, subject to Sections 7.01(a)(iv) and 7.01(a)(v), be applied by the First Lien Collateral Agent to the First Lien Obligations. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations.
          SECTION 4.02. Payment Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03), received by the Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section and taking any action and executing any instrument that the First Lien Collateral Agent may in good faith deem necessary or advisable to accomplish the purposes of this Section, which appointment is irrevocable and coupled with an interest.
          SECTION 4.03. Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien created by the First Lien Security Documents encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent and the other Second Lien Secured Parties agree that any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof as a result of their Second Priority Liens shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section and taking any action and executing any instrument that the First Lien Collateral Agent may in good faith deem necessary or advisable to accomplish the purposes of this Section, which appointment is irrevocable and coupled with an interest.
ARTICLE V
Bailment for Perfection of Certain Security Interests
          (a) The First Lien Collateral Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Collateral Agent, or of agents or bailees of the First Lien Collateral Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Collateral Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Lien Security Documents and subject to the terms and conditions of this Article V, also hold such Pledged or Controlled Collateral as gratuitous bailee for the Second Lien Collateral Agent.
          (b) For purposes of this Article, so long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens thereon did not exist. The obligations and responsibilities of the First Lien Collateral Agent to the Second Lien Collateral Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as gratuitous bailee in accordance with this Article V. Without limiting the foregoing, the First Lien Collateral Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The First Lien Collateral Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Collateral Agent or any other Second Lien Secured Party.
          (c) Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if the Second Lien Obligations are outstanding at such time, to the Second Lien Collateral Agent and (ii) if no Second Lien Obligations are outstanding at such time, to the applicable US Grantor, in each case so as to allow such person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) above, the First Lien Collateral Agent agrees to take all actions in its power as shall be reasonably requested by the Second Lien Collateral Agent to permit the Second Lien Collateral Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral or as directed by a court of competent jurisdiction.
ARTICLE VI
Insolvency or Liquidation Proceedings
          SECTION 6.01. Finance and Sale Matters. (a) Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Lien Secured Parties:
     (i) will not oppose or object to the use of any Collateral constituting “Cash Collateral” under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;
     (ii) will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Collateral Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate (and will be deemed to have hereunder so subordinated) the Second Priority Liens to the First Priority Liens (including any such Liens granted as adequate protection to the First Lien Secured Parties) and the DIP Financing Liens (as well as to any administrative or similar charges for professional fees and expenses and fees and expenses of the U.S. Trustee granted in such Insolvency or Liquidation Proceeding and agreed to by the First Lien Collateral Agent or the other First Lien Secured Parties) on the terms of this Agreement; provided that the foregoing shall not prevent the Second Lien Secured Parties from proposing any other DIP Financing to any US Grantors or to a court of competent jurisdiction;
     (iii) except to the extent permitted by paragraph (b) of this Section, in connection with the use of Cash Collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of Cash Collateral, DIP Financing or DIP Financing Liens; and
     (iv) subject to Section 3.03, will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under

Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition; provided, that the Second Priority Liens on such Collateral shall attach to the proceeds thereof, subject to the relative priorities set forth in Section 2.01.
          (b) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other person in contesting, (i) any request by the First Lien Collateral Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Collateral Agent or any other First Lien Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Collateral Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement or (B) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the secured parties under any DIP Financing, shall be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Lien Obligations and for such DIP Financing.
          (c) Notwithstanding the foregoing, the applicable provisions of paragraphs (a) and (b) of this Section shall only be binding on the Second Lien Secured Parties with respect to any DIP Financing to the extent the sum of (i) the aggregate principal amount of such DIP Financing plus (ii) the aggregate amount of the pre-petition First Lien Obligations (to the extent they are not included in such DIP Financing) does not exceed 120% of the sum of (A) the aggregate amount of the pre-petition First Lien Obligations plus (B) the pre-petition unused portion of the available revolving commitments under the First Lien Loan Documents (with the availability thereof to be determined based on the then-current First Lien Global Borrowing Base, but without regard to the satisfaction of the conditions precedent to borrowing thereunder).
          SECTION 6.02. Relief from the Automatic Stay. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Collateral Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

          SECTION 6.03. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
          SECTION 6.04. Post-Petition Interest. (a) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral).
          (b) The First Lien Collateral Agent, for itself and on behalf of the First Lien Consenting Lenders, agrees that neither it nor any First Lien Consenting Lender shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral).
          SECTION 6.05. Certain Waivers by the Second Lien Secured Parties. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding.
          SECTION 6.06. Certain Voting Matters. Each of the First Lien Collateral Agent, on behalf of the First Lien Consenting Lenders, and the Second Lien Collateral Agent, on behalf of the Term Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding. Except as provided in this Section, nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Lien Collateral Agent or the Second Lien Secured Parties to vote on any plan of reorganization.

ARTICLE VII
Other Agreements
          SECTION 7.01. Matters Relating to Loan Documents. (a) The First Lien Loan Documents may be Amended in accordance with their terms, and the Indebtedness under the First Lien Credit Agreements may be Refinanced, in each case without the consent of any Second Lien Secured Party; provided, however, that, without the consent of the Term Required Lenders, neither the First Lien Collateral Agent nor any First Lien Consenting Lender shall agree to such Amendment or Refinancing (or successive Amendments or Refinancings) that shall, directly or indirectly, have any of the following effects (and no Refinancing that has any of the following effects shall be entitled to the benefits of this Agreement): (i) contravene any provision of this Agreement, (ii) increase the “Applicable Margin” (or a similar component of the interest rate under the First Lien Loan Documents, however denominated), at any level of the pricing grid, by more than 300 basis points compared to the “Applicable Margin” applicable to such level on the pricing grid under the First Lien Credit Agreements as in effect on the date hereof (giving effect to the First Lien Fifth Amendment), excluding increases resulting from the accrual of interest at the default rate, (iii) Amend, directly or indirectly, any limitations set forth in the First Lien Loan Documents on the date hereof in respect of the individual right of any First Lien Secured Party (A) to enforce any right arising out of the First Lien Loan Documents other than through the First Lien Global Administrative Agent, (B) to realize upon any Liens granted under any First Lien Loan Documents or to otherwise enforce or exercise any right or remedy in respect of such Liens, (C) to institute any judicial action pertaining to the First Lien Loan Documents or exercise any other remedy pertaining to the First Lien Loan Documents, including the limitations set forth in Sections 2.5(a) and 5.12 of the First Lien Intercreditor Agreement, (iv) Amend, directly or indirectly, the provisions set forth in Section 3.2(b) of the First Lien Intercreditor Agreement or (v) Amend, directly or indirectly, the provisions set forth in Section 3.2(d) or 3.2(e) of the First Lien Intercreditor Agreement, or the provisions set forth in Section 3.2(c) of the First Lien Intercreditor Agreement insofar as such provisions refer to any such Section 3.2(d) or 3.2(e) (it being agreed that the provisions referred to in the foregoing clauses (iii), (iv) and (v) shall be deemed to have been incorporated and made part of any New First Lien Loan Documents and shall apply to any Refinancing of the Indebtedness under the First Lien Credit Agreements); provided, that the holders of the Indebtedness resulting from any such Refinancing, or a duly authorized agent on their behalf, shall agree in writing to be bound by the terms of this Agreement (including the provisions of this Section); and provided further that nothing in this paragraph shall affect any limitation on any such Amendment or Refinancing that is set forth in the Term Credit Agreement or the Existing Senior Notes Indenture.
          (b) The Second Lien Loan Documents may be Amended, and the Indebtedness under the Term Credit Agreement and the Existing Senior Notes Indenture may be Refinanced, in each case without the consent of any First Lien Secured Party; provided, however, that, without the consent of the First Lien Required Lenders, no such Amendment or Refinancing (or successive Amendments or Refinancings) of Term Loan

Documents shall, directly or indirectly, have any of the following effects: (i) contravene any provision of this Agreement, (ii) increase the “Applicable Margin” (or a similar component of the interest rate under the Term Loan Documents) in effect on the date hereof (without giving effect to any scheduled increase thereof) by more than 300 basis points, excluding increases resulting from the accrual of interest at the default rate, (iii) change to earlier dates any scheduled dates for payment of principal or of interest on Indebtedness under the Term Loan Documents, (iv) change the event of default provisions set forth in the Term Loan Documents in a manner adverse to the First Lien Secured Parties or the Borrower, (v) change the put, redemption, prepayment or defeasance provisions set forth in the Term Loan Documents in a manner materially adverse, when taken as a whole, to the First Lien Secured Parties or (vi) otherwise materially increase, when taken as a whole, the obligations of the Borrower or the other US Grantors or confer additional rights on the Second Lien Secured Parties in a manner materially adverse, when taken as a whole, to the First Lien Secured Parties; provided that the holders of the Indebtedness resulting from any such Refinancing, or a duly authorized agent on their behalf, shall agree in writing to be bound by the terms of this Agreement (including the provisions of this Section); and provided further, that nothing in this paragraph shall affect any limitation on any such Amendment or Refinancing that is set forth in the First Lien Credit Agreements. As an intercreditor agreement only and without prejudice to any rights of the First Lien Lenders under the First Lien Credit Agreements (including any covenants therein that may restrict such Refinancings), Indebtedness under the Term Credit Agreement may be Refinanced if (A) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Term Credit Agreement and (B) if such Refinancing Indebtedness is secured, the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.
          (c) Each of the Borrower and the Second Lien Collateral Agent agrees that the Term Credit Agreement and each Second Lien Security Document creating a Lien on any Collateral shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Collateral Agent, which approval shall not be unreasonably withheld, conditioned or delayed. Each of the Borrower and the Second Lien Collateral Agent further agrees that each Second Lien Security Document creating a Lien on any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination pursuant to this Agreement of such Lien to the Liens created on such Collateral by the First Lien Security Document.
          (d) If the First Lien Collateral Agent or the other First Lien Secured Parties and the applicable US Grantor enter into any amendment or other modification of, or any waiver or consent under, any First Lien Security Document (other than this Agreement), then, insofar as such amendment, modification, waiver or consent relates to the obligations of the Borrower or any US Grantor in respect of any Collateral, or rights and remedies with respect thereto, such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the applicable Comparable Second Lien Security Document, in each case without the consent of any Second Lien Secured

Party and without any action by the Second Lien Collateral Agent, the Borrower or any other US Grantor; provided that (i) no such amendment, modification, waiver or consent (A) shall have the effect of reducing the scope of assets subject to the Second Priority Liens, releasing any such Liens (except to the extent that such release is required by Section 3.04) or affecting the perfection, priority, validity or enforceability of any such Liens, (B) shall amend, modify or otherwise affect the rights or duties of the Second Lien Collateral Agent without its prior written consent or (C) permit Liens on the Collateral (other than DIP Financing Liens) that are not permitted under the terms of the Second Lien Loan Documents and (ii) notice of such amendment, modification, waiver or consent shall have been given to the Second Lien Collateral Agent no later than the 10th Business Day following the effective date of such amendment, modification, waiver or consent.
          SECTION 7.02. Effect of Refinancing of Indebtedness under First Lien Loan Documents. If, substantially contemporaneously with the Discharge of First Lien Obligations, the Borrower Refinances Indebtedness outstanding under the First Lien Loan Documents (provided that (a) such Refinancing is permitted hereby and under each of the Term Credit Agreement and the Existing Senior Notes Indenture, each as in effect on the date hereof, (b) the Borrower provides to the Second Lien Collateral Agent prior to such Refinancing, written notice (the “Refinancing Notice”) electing the application of the provisions of this Section to such Refinancing Indebtedness and (c) the penultimate sentence of this Section is complied with), then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the “New First Lien Obligations”) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “New First Lien Loan Documents”) shall automatically be treated as the First Lien Credit Agreements and the First Lien Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as the First Lien Security Documents for all purposes of this Agreement, (iv) the collateral agent under the New First Lien Loan Documents (the “New First Lien Collateral Agent”) shall be deemed to be the First Lien Collateral Agent for all purposes of this Agreement, and (v) the lenders under the New First Lien Loan Documents shall be deemed to be the First Lien Lenders for all purposes of this Agreement. Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Collateral Agent, the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New First Lien Collateral Agent may reasonably request in order to provide to the New First Lien Collateral Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Borrower shall cause the agreement, document or instrument pursuant to which the New First Lien Collateral Agent is appointed to provide that the New First Lien Collateral Agent, the secured parties for which it acts and their respective successors and assigns agree to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the New First Lien

Obligations are secured by assets of the US Grantors that do not also secure the Second Lien Obligations, the applicable US Grantors shall promptly grant a Second Priority Lien on such assets to secure the Second Lien Obligations.
          SECTION 7.03. No Waiver by First Lien Secured Parties. Other than with respect to the Second Lien Permitted Actions, nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Collateral Agent or any other Second Lien Secured Party, including any request by the Second Lien Collateral Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.
          SECTION 7.04. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.
          SECTION 7.05. Further Assurances. Each of the First Lien Collateral Agent, the Second Lien Collateral Agent and the US Grantors agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.
ARTICLE VIII
Representations and Warranties
          SECTION 8.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:
     (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (if such concept is applicable in such jurisdiction) and has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.

     (b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.
          SECTION 8.02. Representations and Warranties of Each Collateral Agent. The First Lien Collateral Agent represents and warrants to the other parties hereto that it has been authorized by the First Lien Consenting Lenders, and the Second Lien Collateral Agent represents and warrants to the other parties hereto that it has been authorized by the Term Lenders, to enter into this Agreement.
ARTICLE IX
No Reliance; No Liability; Obligations Absolute
          SECTION 9.01. No Reliance; Information. The First Lien Collateral Agent, for itself and on behalf of the First Lien Consenting Lenders, and the Second Lien Collateral Agent, for itself and on behalf of the other Term Secured Parties, acknowledges that (a) such Secured Parties have, independently and without reliance upon, in the case of the First Lien Consenting Lenders, any Second Lien Secured Party and, in the case of the Term Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Loan Documents to which they are party and (b) such Secured Parties will, independently and without reliance upon, in the case of the First Lien Consenting Lenders, any Second Lien Secured Party and, in the case of the Term Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Loan Document to which they are party. The First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, as the case may be, any information relating to the Borrower or any of the Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Obligations, that is known or becomes known to any of them or any of their Affiliates. If any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, any Second Lien Secured Party or any First Lien Secured Party, it

shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.
          SECTION 9.02. No Warranties or Liability. (a) The First Lien Collateral Agent, for itself and on behalf of the First Lien Consenting Lenders, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Secured Parties will be entitled to manage and supervise their loans and extensions of credit. The Second Lien Collateral Agent, for itself and on behalf of the other Term Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Collateral Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.
          (b) The Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Collateral Agent or any other First Lien Secured Party, and the First Lien Collateral Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.
          (c) The Second Lien Collateral Agent, for itself and on behalf of the other Term Secured Parties, agrees that no First Lien Secured Party shall have any liability to the Second Lien Collateral Agent or any other Term Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions that the First Lien Collateral Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (i) the First Lien Loan Documents (other than this Agreement and subject to Sections 7.01(a) and 7.02), (ii)  the collection of the First Lien Obligations (subject to Section 7.01(a)) or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral; provided that nothing in this paragraph shall be construed to prevent or impair the rights of the Second Lien Collateral Agent or any other Second Lien Secured Party to enforce this Agreement.

          SECTION 9.03. Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Collateral Agent and the other First Lien Secured Parties and the Second Lien Collateral Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Loan Document;
     (b) any change in the time, place or manner of payment of, or in any other term of (including, subject to the limitations set forth in Section 7.01(a), the Refinancing of), all or any portion of the First Lien Obligations or the Second Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;
     (c) any release of any security interest or any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;
     (d) the securing of any First Lien Obligations or Second Lien Obligations with any additional collateral or Guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any Guarantee securing any First Lien Obligations or Second Lien Obligations; or
     (e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other US Grantor in respect of the First Lien Obligations or this Agreement, or any Term Secured Party (or, subject to Sections 1.03(b) and 1.03(c), any Existing Senior Notes Secured Party) in respect of this Agreement.
ARTICLE X
Miscellaneous
          SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
          (a) if to the Borrower or any other US Grantor:
Quicksilver Resources Inc.
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
Attention: MarLu Hiller
Telephone: (817) 665-4860

Facsimile: (817) 665-5016

Email: mhiller@qrinc.com
          (b) if to the First Lien Collateral Agent:
JPMorgan Chase Bank, N.A.
10 South Dearborn, 7th Floor
Mail Code: IL1-0010
Chicago, Illinois 60603
Attention: Leonida G. Mischke
Telephone: (312) 385-7055
Telecopy: (312) 385-7096
Email: leonida.g.mischke@jpmchase.com
          (c) if to the Second Lien Collateral Agent:
Credit Suisse
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Group
Facsimile: (212) 322-2291
Email: agency.loanops@credit-suisse.com
          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. As agreed to between the Borrower, the First Lien Collateral Agent and the Second Lien Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
          SECTION 10.02. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other First Lien Loan Documents or Term Loan Documents, the provisions of this Agreement shall control.
          SECTION 10.03. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.
          SECTION 10.04. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 10.05. Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Collateral Agent and the Second Lien Collateral Agent; provided that no such agreement shall amend, modify or otherwise affect the rights or obligations of any US Grantor without such person’s prior written consent.
          SECTION 10.06. Subrogation. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives, until the Discharge of First Lien Obligations has occurred, any rights of subrogation it or they may acquire solely as a result of any payment made by the Second Lien Collateral Agent to the First Lien Collateral Agent pursuant to Section 4.02; provided, however, that, as between the Borrower and the other US Grantors, on the one hand, and the Second Lien Secured Parties, on the other hand, any payment made to the Second Lien Collateral Agent or any other Second Lien Secured Party that is paid over to the First Lien Collateral Agent pursuant to Section 4.02 shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Obligations shall have occurred and the First Lien Collateral Agent delivers any such payment to the Second Lien Collateral Agent.

          SECTION 10.07. Applicable Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or in any such Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 10.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 10.09. Parties in Interest. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as, subject to Section 1.03, the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other person shall have or be entitled to assert rights or benefits hereunder.
          SECTION 10.10. Specific Performance. Each of the First Lien Collateral Agent, on behalf of itself and the First Lien Consenting Lenders, and the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Consenting Lenders, and the Second Lien Collateral Agent, on behalf of itself and the other Term Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Parties.
          SECTION 10.11. Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 10.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 10.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. Except as expressly provided in this Agreement, none of the Borrower, any other US Grantor, any other Subsidiary or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Borrower, any other US Grantor or any other Subsidiary may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower, any other US Grantor or any other Subsidiary, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.
          SECTION 10.14. Additional US Grantors. Pursuant to the First Lien US Credit Agreement and the Term Credit Agreement, certain Subsidiaries not party hereto on the date hereof are required to become a party hereto as a “US Grantor”. Upon the execution and delivery by any Subsidiary of an instrument in the form of Exhibit I hereto, any such Subsidiary shall become a party hereto and a US Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights
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and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new US Grantor as a party to this Agreement.
          IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

QUICKSILVER RESOURCES INC.,
by

/s/ Philip Cook
	Name:	Philip W. Cook
	Title:	Senior Vice President–Chief Financial Officer

COWTOWN PIPELINE FUNDING, INC.,

by

/s/ Philip Cook
Name: Philip W. Cook
Title: Senior Vice President–Chief Financial Officer

COWTOWN PIPELINE MANAGEMENT, INC.,

by

/s/ Philip Cook
Name: Philip W. Cook
Title: Senior Vice President–Chief Financial Officer

COWTOWN PIPELINE L.P.,

By:	Cowtown Pipeline Management, Inc., its general partner

by

/s/ Philip Cook
Name: Philip W. Cook
Title: Senior Vice President–Chief Financial Officer

COWTOWN GAS PROCESSING L.P.,

By:	Cowtown Pipeline Management, Inc., its general partner

by

/s/ Philip Cook
Name: Philip W. Cook
Title: Senior Vice President–Chief Financial Officer

JPMORGAN CHASE BANK, N.A, as the First Lien Collateral Agent,

by

/s/ Wm. Mark Cranmer
Name: Wm. Mark Cranmer
Title: Senior Vice President

CREDIT SUISSE, Cayman Islands branch, as the Second Lien Collateral Agent,

by

/s/ Vanessa Gomez
Name: Vanessa Gomez
Title: Director

by

/s/ Nupur Kumar
Name: Nupur Kumar
Title: Associate